UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 28, 2015

TECOGEN INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

333-178697	04-3536131
(Commission File Number)	(IRS Employer Identification No.)

45 First Avenue
Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)

(781) 622-1120
(Registrant's telephone number, including area code)

_______________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
On January 28, 2015, Tecogen Inc., or the Company, entered into common stock purchase agreement, or the Common Stock Purchase Agreement, with an accredited investor. Pursuant to the Common Stock Purchase Agreement, the Company sold, and the investor purchased, an aggregate of 210,526 shares of the Company’s common stock, $.001 par value, or the Shares, at a price of $4.75 per share for an aggregate purchase price of $1,000,000, or the Private Placement. The proceeds of the Private Placement will be used for general corporate and working capital purposes. The terms of the Common Stock Purchase Agreement are substantially the same as those contained in our representative form of common stock purchase agreement, or the form of Common Stock Purchase Agreement, which was filed as Exhibit 10.19 to our amended S-1 Registration Statement filed with the Securities and Exchange Commission on June 27, 2014.

The summary of the Common Stock Purchase Agreements set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Common Stock Purchase Agreement which was filed with the Securities and Exchange Commission as Exhibit 10.19 to our amended S-1 Registration Statement filed with the Securities and Exchange Commission on June 27, 2014, and is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.
The offer and sale of the Shares described in Item 1.01 of this Current Report on Form 8-K was made in a private placement without registration under the Securities Act of 1933, as amended, or the Securities Act, or state securities laws, in reliance upon an exemption from registration pursuant to Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws. The Shares may not be re-offered or sold in the United States absent an effective registration statement or an exemption from the registration requirements under applicable federal and state securities laws.

The information in Item 1.01 of this Current Report on Form 8-K is incorporated herein by this reference.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TECOGEN INC.

By: /s/ David A. Garrison
January 30, 2015	David A. Garrison, Chief Financial Officer